Exhibit 10.7
THE SHAW GROUP INC.
2005 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
(As amended and restated through April 6, 2006)
1. Purpose of the Plan.
     This 2005 Non-Employee Director Stock Incentive Plan (the “Plan”) is intended to assist The Shaw Group Inc. (the “Company”) in attracting and retaining highly qualified and experienced persons, who are not officers or employees of the Company or any of its subsidiaries or affiliates, for service as directors of the Company by providing such directors with a proprietary interest in the Company’s success through the grant to such directors of Phantom Stock Awards (as described in Section 6 hereof) and nonqualified stock options (the “Options”) (collectively, “Awards”) to acquire shares of the common stock, no par value per share, of the Company (the “Shares”).
     The Plan as set forth herein constitutes an amendment and restatement of The Shaw Group Inc. 1996 Non-Employee Director Stock Option Plan (the “1996 Plan”) previously adopted by the Company, and, subject to approval by the Company’s shareholders as provided in Section 11 below, shall supersede and replace in its entirety the 1996 Plan.
2. Participation.
     Each member of the Company’s Board of Directors (the “Board”) who is not, and who has not been during the one-year period immediately preceding the Effective Date (as defined below), or the date the director is first elected to the Board, whichever is later, an officer or employee of the Company or of any of its subsidiaries or affiliates (each, an “Eligible Director”) shall be eligible to participate in the Plan.
3. Administration of Plan.
     The Plan shall be administered, construed and interpreted by a committee (the “Committee”) which shall be comprised of one or more members of the Board appointed by the Board, who are not eligible under Section 2 hereof to receive grants of Awards under the Plan. The Committee shall prescribe the form of Award agreement to be used to evidence grants of Awards under the Plan, consistent with the terms of the Plan and all applicable laws and regulations, including, without limitation, Rule 16b-3 (or successor provision) promulgated by the Securities and Exchange Commission.
4. Shares Subject to the Plan; Fair Market Value.
     (a) Maximum Shares. The number of Shares which are hereby reserved for purposes of the Plan shall be, in the aggregate, 300,000 Shares, subject to further adjustment as provided in Section 4(b) hereof. Shares issued under the Plan may be either authorized but unissued Shares or Shares which have been or may be reacquired by the Company, including treasury shares. Any Shares released upon forfeiture of an Award shall again be available for grants of future Awards under the Plan.

     (b) Adjustments in Event of Changes in Capitalization. In the event that the Shares are changed into or exchanged for a different kind or number of shares of stock or securities of the Company as the result of any stock dividend, stock split, combination of shares, exchange of shares, merger, consolidation, reorganization, recapitalization or other change in capital structure of the Company (each, a “Capitalization Change”), then the number of Shares subject to this Plan and the number of Shares subject to Awards previously granted hereunder shall be equitably adjusted by the Committee to prevent the dilution or enlargement of such previously granted Awards, and any new stock or securities into which the Shares are changed or for which they are exchanged shall be substituted for the Shares subject to this Plan and to Awards granted hereunder; provided, however, that fractional shares may be deleted from any such adjustment or substitution. There shall be no such equitable adjustment for the number of Shares subject to Awards in the event the effective date of the Capitalization Change occurs prior to the grant of the Award.
     (c) Fair Market Value. The term “Fair Market Value” means the fair market value of a Share as determined in good faith by the Committee in the following manner:
     (i) If the Shares are then listed on any national or regional stock exchange or traded in the over-the-counter market and prices are quoted on the NASDAQ National Market, the Fair Market Value shall be the last quoted sales price of a Share on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported;
     (ii) If the Shares are not so listed or quoted, then the Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Shares at the close of the date in question; or
     (iii) In the absence of either of the foregoing, the Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to the book value, the revenues, the earnings history and the prospects of the Company in light of market conditions generally.
The Fair Market Value determined in such manner shall be final, binding and conclusive on all parties.
5. Options Granted Under the Plan.
     (a) Option Grants.
     (i) As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect, beginning with the 2005 annual meeting, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting shall be granted an Option to acquire a number of Shares equal to the product of: (i) .5 and (ii) the quotient of 75,000 divided by the Fair Market Value of a Share on the date of such annual meeting, with any fractional Share being rounded up to the next whole Share. Each Option granted pursuant to this Section 5(a)(i) shall be referred to in the Plan as an “Annual Option.”
     (ii) As of the date of the 2005 annual meeting of the shareholders of the Company, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting, shall be granted an Option pursuant to the terms of Section 5(a)(i) or 5(a)(ii) under the 1996 Plan as if the 1996 Plan was still in effect on the

Effective Date. Each Option granted pursuant to this Section 5(a)(ii) shall be referred to in the Plan as a “1996 Option.”
     (iii) The price at which Shares may be acquired pursuant to each Option (the “Exercise Price”) shall be the Fair Market Value of the Shares, as defined in Section 4(c) hereof, as of the date such Option is granted.
     (b) Exercise Rights.
     (i) Each Annual Option shall be fully exercisable one year after the date of grant.
     (ii) Each 1996 Option shall be fully exercisable on the date of the 2006 annual meeting of the shareholders of the Company if this amendment and restatement of the Plan is not approved by an affirmative vote of a majority of the total voting power present in person or represented by proxy at such meeting. If this amendment and restatement of the Plan is approved at such meeting, then the 1996 Options shall be automatically forfeited unexercised on such date.
     (iii) Once vested, each Option (or vested portion thereof) shall be fully exercisable, and shall remain exercisable for a period of ten years from the date such Option is granted, at which time any unexercised portion of the Option shall terminate. In the event that the optionee ceases to be a member of the Board prior to the vesting of the Option (or applicable portion thereof), the Option (or the unvested portion thereof) shall be forfeited.
     (c) Exercise of Options. Subject to Section 5(b), an Option may be exercised with respect to all or part of the Shares covered by the Option, but in no event with respect to less than 100 Shares, unless the exercise relates to all Shares covered by the Option at the date of exercise. Options may be exercised by delivery of a signed written notice to the Company, which notice shall state the election to exercise the Option and the number of whole Shares in respect to which it is being exercised, together with payment in full of the Exercise Price, which payment shall be made either (i) in cash (by a certified check, bank draft or money order); (ii) with the consent of the Committee, by constructively delivering Shares already owned by the optionee valued at Fair Market Value; (iii) with the consent of the Committee, by irrevocably authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sales proceeds to pay the entire Exercise Price; or (iv) by a combination of the foregoing forms of payment. Notice of exercise and payment of the Exercise Price shall be delivered to the Company at the following address:
The Shaw Group Inc.
4171 Essen Lane
Baton Rouge, La 70809
Attn: Secretary
6. Phantom Stock Awards Granted Under the Plan.
     (a) Phantom Stock Awards. Phantom Stock Awards are rights to receive Shares. As of the date of the annual meeting of the shareholders of the Company in each year that the Plan is in effect, beginning with the 2005 annual meeting, each Eligible Director who is elected to the Board or re-elected to the Board at such meeting shall be granted a Phantom Stock Award with rights to receive a number of Shares equal to the product of: (i) .5 and (ii) the quotient of 75,000 divided by the Fair Market Value of a Share on the date of such annual meeting, with any fractional Share being rounded up to the next whole Share.
     (b) Award Period. Each Phantom Stock Award made after April 6, 2006, shall vest in three (3) equal annual installments of 33 ⅓% each, beginning one year after the date of grant.
     (c) Payment. Upon vesting of a Phantom Stock Award, the holder of a Phantom Stock Award shall be entitled to receive a number of Shares equal to the number of Phantom Stock shares then vesting.
     (d) Termination of Award. In the event that the Eligible Director ceases to be a member of the Board prior to the one year anniversary of the date of grant of the Phantom Stock Award, the Phantom Stock Award shall be automatically forfeited unpaid. In the event that the Eligible Director ceases to be a member of the Board at any time after the one year anniversary of the date of grant of the Phantom Stock Award, the vesting of the Phantom Stock Award (or applicable unvested portion thereof) shall be automatically accelerated and thereupon entitle the holder of such Phantom Stock Award to receive a number of Shares equal to the number of Phantom Stock shares then vesting
7. Restrictions on Transfers.
     (a) Limitations on Transfer. Except as provided by the Committee, no Award granted under the Plan may be assigned, encumbered or transferred, except (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relation order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act or the rules thereunder. The Committee shall have the discretionary authority to grant Options that would be transferable to members of an Eligible Director’s immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 5(c), a transferred Option may be exercised by the transferee to the extent that the Eligible Director would have been entitled had the Option not been transferred.
     (b) Government Regulations. This Plan and Awards granted under the Plan are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation “no action” positions of the Securities and Exchange Commission) which may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted, satisfied, or exercised under the Plan unless and until all applicable legal requirements have, in the opinion of counsel to the Company, been complied with. In connection with any Shares issued pursuant to Awards, the person acquiring such Shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company in respect to such matters as the Company may deem desirable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or NASDAQ Stock Market, as applicable, on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.
8. Termination.

     The Plan shall terminate automatically on the tenth anniversary of the Effective Date (as defined in Section 11), and the Board may suspend or terminate the Plan at any earlier time. Upon termination of the Plan, no additional Awards shall be granted under the Plan; provided, however, that the terms of the Plan shall continue in full force and effect until all Options granted under the Plan have been exercised or expired and all Phantom Stock Awards have been satisfied or expired.
9. Amendment.
     (a) The Plan. The Board of Directors may amend the Plan from time to time in its sole discretion, provided that, unless the requisite approval of shareholders is obtained, no amendment shall be made to the Plan if such amendment would (i) increase the number of Shares available for issuance under the Plan or increase the limits applicable to Awards under the Plan, in each case, except as provided in Section 4(b); (ii) lower the Exercise Price of an Option below 100% of the fair market value of one share on the date of grant, except as provided in Section 4(b); (iii) remove the repricing restriction set forth in Section 9(b); or (iv) require shareholder approval pursuant to applicable federal, state or local law or under rules of the New York Stock Exchange, if the Shares are then listed on such exchange. No amendment shall adversely affect the rights of any Eligible Director under any Award theretofore made under the Plan, without the Eligible Director’s consent.
     (b) Awards. Notwithstanding any provision of the Plan to the contrary, the Committee shall not have the authority to accept the surrender or cancellation of any Options that relate to such Options outstanding hereunder (to the extent not theretofore exercised) and grant new Options that relate to such new Options hereunder in substitution therefore (to the extent not theretofore exercised) at an Exercise Price that is less than the Exercise Price of the Options surrendered or canceled. The foregoing shall not limit any adjustments made under Section 4(b) of the Plan.
10. Indemnification.
     In addition to such other rights of indemnification as they may have, the members of the Committee and the officers and employees of the Company who may take actions relating to the Plan shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including attorney’s fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member, officer or employee is liable for gross negligence or willful misconduct in the performance of his duties, provided that within sixty (60) days after institution of any such action, suit or proceeding, a Committee member, officer or employee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
11. Effective Date; Shareholder Approval.
     The 1996 Plan was effective on the date provided therein. This amendment and restatement of the 1996 Plan shall have an Effective Date of January 24, 2005, subject to receipt of the approval of the Plan by the affirmative vote of a majority of the total voting power present in person or represented by proxy at the 2006 annual meeting of the shareholders of the Company at which the Plan is considered. All Awards granted prior to such shareholder approval shall be subject to receipt of such approval and may not be exercised or become vested or payable prior to receipt of such approval. If such shareholder approval is not received, all such Awards (except the 1996 Options) shall automatically terminate on such date, this amendment and restatement shall be void ab initio, and the 1996 Plan shall continue in effect as if this amendment and restatement had not occurred, and any options previously granted under the 1996 Plan shall continue in effect under the terms of the grant; provided, further, that thereafter options may continue to be granted pursuant to the terms of the 1996 Plan, as in effect prior to this amendment and as may be otherwise amended hereafter; provided further, that the grant of the 1996 Options hereunder shall be deemed to have been granted under Sections 5(a)(i) and 5(a)(ii) of the 1996 Plan at the 2005 annual meeting of the shareholders of the Company and such 1996 Options shall be subject to the terms of the 1996 Plan.